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                                                                  EXHIBIT 99.C1A


                         INDEPENDENT AUDITORS' CONSENT

Board of Directors and Policyowners
ReliaStar Life Insurance Company of New York
 Variable Life Separate Account I


     We consent to the use in the Post-Effective Amendment No. 3 to Registration Statement on Form S-6 (File No. 333-19123) of ReliaStar Life Insurance Company of New York Variable Life Separate Account I filed under the Securities Act of 1933 of our report dated February 20, 1998 on the audit of the financial statements of ReliaStar Life Insurance Company of New York Variable Life Separate Account I as of December 31, 1997 and for the period from August 8, 1997 (date of inception) to December 31, 1997, and our report dated March 26, 1998 on the audit of the financial statements of ReliaStar Life Insurance Company of New York as of and for the years ended December 31, 1997 and 1996 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE, LLP
Minneapolis, Minnesota
April 27, 1998